EXHIBIT 3.1

ASSET PURCHASE AGREEMENT

by and among

ORBIT OIL, INC.,

as Seller

and

INTEGRATED ENERGY SOLUTIONS, INC.,

as Parent

and

AP LUBES, INC.

as Buyer

November 20, 2014

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of November 20, 2014, by and among ORBIT OIL, INC., an Indiana corporation (“Seller”), AMERLITIHIUM CORP., a Nevada corporation (“Parent”), AP LUBES, INC., a Delaware corporation and wholly-owned subsidiary of Parent (“Buyer”).  Buyer, Seller and Parent are sometimes each referred to separately as a “Party” and collectively herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, Seller is engaged solely in the business of refining and bottling oil (the “Business”);

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase and assume from Seller, certain assets with respect to the Business on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings assigned to them in this Article 1:

“Acquired Assets” means all the following assets of the Business:

(a)

the Client List, which is set forth on Exhibit A attached hereto, along with all rights, benefits and privileges arising thereunder or with respect thereto;

(b)

the equipment and other tangible personal property (such as furniture) which is set forth in Section 3.14 of the Disclosure Schedule;

(c)

all Inventory relating to or used in connection with the Business; and

(d)

all books, records, files, correspondence and other documents relating to the aforementioned assets.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.  The term “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other equity interests, by contract or otherwise).

“Agreement” has the meaning set forth in the preface above.

“Applicable Law” means any constitutional provision, statute or ordinance, whether foreign, federal, state or local, applicable in the United States or any other nation, including any other law, rule, regulation, judgment, injunction, order, executive order, ruling, assessment, writ, decree or interpretation thereof of any Governmental Entity, or any common law.

“Business” has the meaning set forth in the first recital above.

“Business Day” means any day other than a day that is a Saturday, Sunday or legal holiday in New York, New York.

“Buyer” has the meaning set forth in the preface above.

“Client List” means all lists, spreadsheets, worksheets and tables of any type or form identifying each and every client of Seller since inception of the Business (including those engagements where no writing may exist)  which are listed on Exhibit A attached hereto.

“Closing” has the meaning set forth in Section 2.04 below.

“Closing Date” has the meaning set forth in Section 2.04 below.

“Code” means the Internal Revenue Code of 1986, as amended.

 “Disclosure Schedule” has the meaning set forth in Article 3 below.

 “Environmental Law” means a legal rule pertaining to land use, air, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as the same have been amended from time to time: (i) Clean Air Act (42 U.S.C. § 7401, et seq.); (ii) Clean Water Act (33 U.S.C. § 1251, et seq.); (iii) Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.); (iv) Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.); (v) Safe Drinking Water Act (42 U.S.C. § 300f, et seq.); (vi) Toxic Substances Control Act (15 U.S.C. § 2601, et seq.); (vii) Rivers and Harbors Act (33 U.S.C. § 401, et seq.); (viii) Occupational Safety and Health Act (29 U.S.C. § 651, et seq.); together with all other legal rules regulating emissions, discharges, releases or threatened releases of any hazardous substance into ambient air, land, surface water, groundwater, personal property or structures, or otherwise regulating the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any hazardous substance.

 “Excluded Assets” means all other assets, properties, rights and claims (other than the Acquired Assets) of Seller of any nature whatsoever and wherever situated.

“Financial Statements” has the meaning set forth in Section 3.06 below.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Entity” shall mean any government (including any United States of foreign federal, state, provincial, cantonal, municipal or county government), any political subdivision thereof and any governmental, administrative, ministerial, regulatory, central bank, self-regulatory, quasi-governmental, taxing, executive, or legislative department, commission, body, agency, authority or instrumentality of any thereof.

 “Indemnified Party” has the meaning set forth in Section 7.03 below.

“Indemnifying Party” has the meaning set forth in Section 7.03 below.

 “Inventory” shall mean any and all of the finished inventory, raw goods and works-in-progress related to or used in connection with the Business.

“Judicial Authority” shall mean any court, arbitrator, special master, receiver, tribunal or similar body of any kind.

“Knowledge” means actual knowledge of a Person after due inquiry.

 “Material Adverse Effect” means (i) with respect to Seller, a material adverse effect on (A) the Acquired Assets, (B) the results of operations, financial condition or prospects of the Business, (C) the ability of Seller to perform its obligations under this Agreement, or (D) the validity or enforceability of this Agreement, and (ii) with respect to Buyer, a material adverse effect on (A) the ability of Buyer to perform its obligations under this Agreement, or (B) the validity or enforceability of this Agreement.

“Most Recent Fiscal Month End” has the meaning set forth in Section 3.06 below.

“Notice of Claim” has the meaning set forth in Section 7.03.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Parent” has the meaning set forth in the preface above.

“Party” has the meaning set forth in the preface above.

 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

 “Proceeding” shall mean any action, suit, counter-claim, arbitration, mediation, litigation, inquiry, hearing, investigation or other proceeding of any kind involving any Governmental Entity, any Judicial Authority or any other Person.

“Purchase Price” has the meaning set forth in Section 2.03 below.

“Required Consent” means, with respect to the Acquired Assets, the consent, approval, permission, amendment or waiver by a party or parties thereto that is required in order to effect the transfer to, and assumption by, Buyer of such Acquired Assets.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Seller” has the meaning set forth in the preface above.

“Taxes” means (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any Governmental Entity on such entity, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a “transferee” (within the meaning of Section 6901 of the Code or any other applicable law) of another entity, a member of an affiliated or combined group, a contract or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule, exhibit or attachment thereto.

“Third Party Claim” has the meaning set forth in Section 7.03 below.

ARTICLE 2

BASIC TRANSACTION

Section 2.01

Purchase and Sale of Assets.  On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer, free and clear of any Encumbrances other than Permitted Encumbrances, all of the Acquired Assets at the Closing in consideration of the Purchase Price as specified below in Section 2.03.

Section 2.02

Non-Assumption of Liabilities.  It is understood and agreed between the Parties that the Parent and/or the Buyer are not assuming and will not be liable for any of the liabilities, debts, or obligations of the Seller arising out of the ownership or operation of the Seller prior to and including the Closing Date.

Section 2.03

Purchase Price.  Within 20 days of Closing, Parent, on behalf of Buyer, shall issue to the Seller that certain number of shares (the “Payment Shares”) of Series B Preferred Stock of the Parent, par value $0.001 per share, designated in accordance with the Certificate of Designations, Rights and Preferences, substantially in the form attached hereto as Exhibit B, that is equal to five (5%) percent of the total number of shares of Series B Preferred Stock that the Parent is authorized to issue.  Further, upon Closing, Parent shall issue to Seller a 24-month note in the original principal amount of $50,000, which shall be substantially in the form attached hereto as Exhibit C.  In addition, following the Closing, upon the Parent’s entering into a credit facility pursuant to which at least $700,000 is funded to the Parent, the Parent shall pay to Seller $50,000 (the “Cash Payment” together with the Payment Shares, collectively, the “Purchase Price”).

Section 2.04

Closing.  The Closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at such date and time that the Parties may mutually agree.  The date on which the Closing occurs is referred to herein as the (“Closing Date”) and the Closing shall be deemed effective as of 12:00 p.m. New York time on the Closing Date.

Section 2.05

Deliveries at the Closing.  At the Closing, (i) Seller will deliver to Buyer the various certificates, instruments, and documents referred to in Section 6.01 below; (ii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in Section 6.02 below; (iii) Seller will execute, acknowledge (if appropriate), and deliver to Buyer (A) a bill of sale in the form attached hereto as Exhibit D, and (B) such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel reasonably may request; (iv) Buyer will execute, acknowledge (if appropriate), and deliver to Seller such instruments of assumption as Seller and its counsel reasonably may request; (v) the Parties shall make payments and deliveries in accordance with Section 2.03 herein. Buyer will provide the cash payment as described in Section 2.03, supra, as three distinct payments: (i) $100,000 at the Closing; (i) 50% of the remaining cash payment on the one-year anniversary of the Closing; and (iii) the remaining 50% of the cash payment on the second-year anniversary of the Closing.

Section 2.06

Allocation.  The Parties agree to, prior to Closing, allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with Section 2.03 herein, and the Parties shall make all necessary filings (including those under Section 1060 of the Code) in accordance with such allocation.

Section 2.07

Transfer and Maintenance of Books and Records.

(a)

Upon request from Buyer to Seller, Buyer shall be granted access to the books and records of Seller within twenty four (24) hours solely for audit purposes.  Seller shall transfer to Buyer at Closing all of the Acquired Assets, including without limitation (i)  the

Client Lists, (ii)  all tangible personal property, (iii) the Inventory, and (vi) all other books and records.  Seller shall use its best efforts to deliver to Buyer, in such locations as designated by Buyer, actual possession of all books and records, including the Client Lists, as soon as possible after Closing, but in no event later than ten (10) Business Days after the Closing Date, and Seller shall be responsible for all books and records until delivery thereof to Buyer. Any Acquired Assets, including any Client Lists, held by Seller after the Closing shall be held by Seller as agent for Buyer pursuant to this Agreement.   In addition, Seller shall within five (5) Business Days of receipt forward to Buyer all notices, correspondence and other documents received from customers, lenders, vendors or other similar Persons, which documents relate to the Acquired Assets and are received by Seller after the Closing.

(b)

Any books and records relating to the Acquired Assets held by either Seller or Buyer after Closing shall be maintained in accordance with (and for the period provided in) that party's record keeping policies and procedures. Throughout that period, the party holding any such books and records shall comply with the reasonable request of the other party to provide copies of specified documents.  The requesting party shall give reasonable notice of any such request.  Without limiting the foregoing, neither party will destroy any books or records relating to the Acquired Assets before the fifth (5th) anniversary of the Closing without first providing sixty (60) days written notice to the other party.  Subject to any obligation to keep the records confidential, the party receiving the notice shall be permitted to inspect any such records and to take possession of them, provided that it shall reimburse the party providing the notice for any reasonable, out-of pocket expense incurred in that regard.  Notwithstanding anything to the contrary contained herein, the obligations set forth in this Section shall survive the Closing.

Section 2.08

Power of Attorney.   Effective upon the Closing Date and thereafter until the first anniversary of the Closing Date, Seller hereby irrevocably names, constitutes and appoints Buyer and its representatives, its duly authorized attorney and agent with full power and authority to endorse in Seller's name, any checks relating to the Acquired Assets, to effect the transfer of the Acquired Assets and Assumed Liabilities to Buyer, to obtain any consents and to take such actions as are reasonably necessary to effect the transactions contemplated by the this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, to Buyer that the statements contained in this Article 3 are correct and complete as of the date hereof and as of the Closing Date, except as set forth in the disclosure schedule accompanying this Agreement or any amendments (or deemed amendments thereto) (the “Disclosure Schedule”). The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this Article 3.

Section 3.01

Organization of Seller .  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of organization and is duly qualified to conduct business and is in good standing in each jurisdiction in which the nature of Seller’s business or the ownership or leasing of its properties requires such qualifications.  Section 3.01 of the Disclosure Schedule sets forth each jurisdiction in which Seller does business and each jurisdiction in which Seller is authorized to do business.  Seller has all requisite corporate power and authority to carry on the businesses in which it is engaged, to carry on the Business proposed to be conducted by the Buyer and to own and use the properties owned and used by it.  Seller has delivered to Buyer correct and complete copies of Seller’s organizational documents and operating agreement (as amended to date). The minute books (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of directors), the unit certificate books, and the unit record books for Seller (copies of which have been delivered to Buyer) are correct and complete.  Seller is not in default under or in violation of any provision of its organizational documents or operating agreement.

Section 3.02

Authorization of Transaction; Enforceability.  Seller has the power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement has been duly authorized by all necessary corporate, shareholder, member or other action by Seller.  This Agreement has been duly executed and delivered by Seller.  This Agreement constitutes the valid and legally binding obligations of Seller, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

Section 3.03

Noncontravention.  Neither the execution and the delivery of this Agreement (including the documents referred to in Section 2.07 above), nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, Governmental Entity, or court to which Seller is subject or any provision of the operating agreement or other organizational documents of Seller, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Security Interest upon any of the Acquired Assets).  There are no notices, filings, authorizations, consents, or approvals of any Person or any Governmental Entity needed in order for Seller to enter into or perform its obligations under this Agreement.

Section 3.04

Brokers’ Fees.  Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

Section 3.05

Client Lists.  Exhibit A attached hereto contains a complete and correct list of each client, as amended, including the date of the Client Lists and each amendment thereto.  The Client List is a true, accurate, and complete listing of all clients of the Seller, including former clients, since inception of the Business and there are no material disputes or threatened disputes with any Person listed on the Client List.

Section 3.06

Financial Statements.  The following financial statements of Seller (collectively, the “Financial Statements”) were prepared in accordance with GAAP, are true and correct in all material respects as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of Seller, which books and records are complete, accurate and auditable: (i) unaudited balance sheets, income statements and statements of cash flows as of and for the fiscal years ended December 31, 2011, December 31, 2012 and December 31, 2013 for Seller; and (ii) unaudited balance sheets, income statements and statements of cash flows  as of and for the month ended October 31, 2014 (the “Most Recent Fiscal Month End”).

Section 3.07

Events Subsequent to Letter of Intent.  Since the Seller and Buyer entered into that certain letter of intent (the “Letter of Intent”), there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Material Adverse Effect.

Section 3.08

Legal Compliance.  The Business is in compliance with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all Governmental Entities, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

Section 3.09

Tax Matters.  Seller has filed all Tax Returns that it was required to file with respect to itself and the Business, and has paid all Taxes owing, except (i) where the failure to file Tax Returns or to pay Taxes could not reasonably be expected to have a Material Adverse Effect, or (ii) where the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which Seller has established adequate reserves in accordance with GAAP.

Section 3.10

Litigation.  (a)  Seller is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) a party to or threatened to be made a party to any Proceeding.

(b)

Seller is not subject to any Proceeding relating to the Business that could reasonably have a Material Adverse Effect on the Acquired Assets or is reasonably likely to affect the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereby.

Section 3.11

Undisclosed Liabilities.  Except as reflected in the Most Recent Fiscal Month End balance sheet or incurred since the date thereof in the Ordinary Course of Business, Seller has no material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) and, to the Knowledge of Seller, there is no basis for any present or future Proceeding against the Seller giving rise to any liability.

Section 3.12

Books and Records.  The minute books and other similar records of Seller contain complete and accurate records of all actions taken at any meetings of Seller’s shareholders, board of directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.  The books and records of Seller, as previously made available to Buyer, accurately reflect the assets, liabilities, business, financial condition and results of operations of Seller and have been maintained in accordance with good business and bookkeeping practices.

Section 3.13

Inventory.  Section 3.13 of the Disclosure Schedule accurately and completely describes all of Seller’s inventory as of the Closing Date (“Inventory”).

Section 3.14

Title to Tangible Personal Property.  Section 3.14 of the Disclosure Schedule lists the material tangible personal property of the Business which is used regularly in the Business.  Except as set forth in Section 3.14 of the Disclosure Schedule, Seller has good title to, or a valid leasehold interest in, such tangible assets free of any Security Interests.  All personal tangible property of the Business is freely assignable by Seller to Buyer.

Section 3.15

Environmental Matters.  The present and former activities of Seller comply with all applicable Environmental Laws and Seller is not in violation and has never been in violation of any Environmental Laws.

Section 3.16

Disclosure.  No (i) representation or warranty by Seller contained in this Agreement or any certificate, or (ii) statement contained in the Disclosure Schedule delivered to Buyer by or on behalf of Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

Section 3.17

Acquisition of the Payment Shares for Investment.

(a)

The Payment Shares proposed to be acquired by the Seller hereunder will be acquired for investment for Seller’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Seller has no present intention of selling, granting any participation in or otherwise distributing the Payment Shares, except in compliance with applicable securities laws.  The Seller further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Payment Shares.  For purposes of this Agreement, “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.

(b)

The Seller (i) can bear the economic risk of their investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in Integrated Energy and its securities.

(c)

The Seller understands that the Payment Shares are not registered under the Securities Act and that the issuance hereof to the Seller is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  The Seller is an “accredited investor,” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, otherwise meets the suitability requirements of

Regulation D and Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”).  The certificate representing the shares of common stock underlying the Payment Shares when issued to the Seller shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable Securities Laws (as defined herein):

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(d)

The Seller acknowledges that neither the Securities and Exchange Commission (the “SEC”), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement;

(e)

The Seller acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in Integrated Energy and its securities.  To the full satisfaction of the Seller, it has been furnished all materials that it has requested relating to Integrated Energy and the issuance of the Payment Shares hereunder.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Integrated Energy set forth in this Agreement, on which the Seller has relied in selling the Acquiring Assets;

(f)

The Seller understands that the Payment Shares and the underlying common stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Payment Shares or the underlying common stock or any available exemption from registration under the Securities Act, the Payment Shares or the underlying common stock may have to be held indefinitely and the Seller further acknowledges that the Payment Shares and the underlying common stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, Integrated Energy compliance with the reporting requirements under the Exchange Act.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT.

Buyer and Parent represent and warrant to Seller that the statements contained in this Article 4 are correct and complete as of the Closing Date.

Section 4.01

Organization of Buyer and Parent.  Buyer is a Delaware corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.  Parent is a Nevada corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

Section 4.02

Authorization of Transaction.  Buyer and Parent have full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.  The execution and delivery of this Agreement has been duly authorized by all necessary action by Buyer and Parent.  This Agreement has been duly executed and delivered by Buyer and Parent.  This Agreement constitutes the valid and legally binding obligation of Buyer and Parent, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

Section 4.03

Noncontravention.  Neither the execution and the delivery of this Agreement (including the documents referred to in Section 2.07 above), nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer or Parent is subject or any provision of the organizational documents of Buyer or Parent or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which Buyer or Parent is a party or by which it is bound or to which any of its assets is subject. Neither Buyer nor Parent  needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to enter into or perform its obligations under this Agreement.

Section 4.04

Brokers’ Fees.  Buyer and Parent have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

Section 4.05

No Other Representations and Warranties.  Except as set forth in this Agreement, Buyer makes no other representation or warranty, express or implied, with respect to any of the transactions contemplated by this Agreement, with respect to Buyer, or with respect to any other matter whatsoever.

ARTICLE 5

POST-CLOSING COVENANTS

Section 5.01

General.  In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Article 8 below).

Section 5.02

Litigation Support.  In the event and for so long as any Party actively is contesting or defending against any Proceeding in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Business, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefore under Article 8 below).

Section 5.03

Proprietary Information.  From and after the Closing, Seller nor shall not, either directly or indirectly (including through an Affiliate), disclose to any third party or make use of (except as required by law or to pursue its rights, under this Agreement), any information or documents of a confidential nature concerning Seller, the Business, the Acquired Assets or the Buyer or its business, except to the extent that such information or documents shall have become public knowledge other than through improper disclosure by Seller or any of its Affiliates.

Section 5.04

Alternate Forms of Asset Transfer.

Buyer shall undertake performance of any obligation contained in the Acquired Assets, in Seller’s stead, and, if any such obligation cannot be assigned without the consent of a third party which shall not have been obtained, Buyer’s undertaking shall constitute a sub-contract of Seller’s obligation or other kind of arrangement between Buyer and Seller, if any, pursuant to which Buyer can undertake such performance (and receive the benefit thereof) without such third party’s consent; or if no such arrangement shall exist, Buyer shall nonetheless perform such obligation, unless the third party shall expressly reject Buyer’s performance, in which case, Buyer shall be released of the undertaking with respect to such obligation, and Seller shall be liable for any damages that the third party shall establish that it suffered and indemnify Buyer and hold Buyer harmless with respect thereto.

Section 5.05

Certain Tax Considerations

(a)

All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the sale of the Acquired Assets (including any real property transfer Tax and any similar Tax) shall be borne and paid by Seller, when due, and the Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges.

(b)

The Seller shall take all actions required to comply with all bulk sales laws which may be applicable to the transactions contemplated herein, including, without limitation, the timely filing of any required Tax Returns.

(c)

For the avoidance of doubt, the Seller shall be responsible for the filing of all Tax Returns and the payment of all Taxes (whether or not shown on such returns) with respect to Seller, the Acquired Assets and the Business for all periods up to and including the Closing Date.

ARTICLE 6

CONDITIONS TO OBLIGATION TO CLOSE

Section 6.01

Conditions to Obligation of Buyer.  The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)

(i) the representations and warranties set forth in Article 3 above, shall be true and correct in all material respects, and (ii) all agreements and covenants contained in this Agreement shall have been performed or complied with by Seller, in each case, at and as of the Closing Date;

(b)

Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in Section 6.01(a) is satisfied in all respects;

(c)

Seller shall have delivered to Buyer the bill of sale required under Section 2.07, together with any other instrument of transfer necessary to convey to Buyer all of the Acquired Assets, which instruments shall be reasonably satisfactory in form and substance to Buyer;

(d)

there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(e)

Buyer shall have received copies of the resolutions of Seller’s board of directors, certified by the Secretary or Assistant Secretary of Seller as of the Closing Date, authorizing (i) the consummation of the transactions contemplated by this Agreement, and (ii) the execution and delivery of this Agreement and all other documents contemplated or required hereunder and thereunder;

(f)

Buyer shall have received good standing certificates of Seller from the Secretary of State of the State of its jurisdiction of organization and any other jurisdiction in which Seller does business or is authorized to do business.

(g)

Seller shall have received all Required Consents set forth in Section 6.01 of the Disclosure Schedule;

(h)

There shall have been no Material Adverse Effect on Seller, the Business or the Acquired Assets;

(i)

The Seller shall have timely filed any and all required Tax Returns and other documents necessary to comply with all bulk sales laws which may be applicable to the transactions contemplated herein;.

Buyer may waive any condition specified in this Section 6.01 if it executes a writing so stating at or prior to the Closing.

Section 6.02

Conditions to Obligation of Seller.  The obligation of Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)

(i) the representations and warranties set forth in Article 4 above shall be true and correct in all material respects and (ii) all agreements and covenants contained in this Agreement shall have been performed or complied with by Buyer, in each case, at and as of the Closing Date;

(b)

Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in Section 6.02(a) is satisfied in all respects;

(c)

Buyer shall have delivered to Seller the items required under Section 2.07, together with any other instruments necessary to acquire right, title and interest in and to the Acquired Assets, which instruments shall be reasonably satisfactory in form and substance to Seller;

(d)

Buyer shall have procured insurance coverage from a reputable insurance provider equal in both scope of coverage and amount of coverage as Seller had in effect immediately prior to the Closing Date, including without limitation, any insurance relating to the Acquired Assets and the Business, comprehensive general liability, property, casualty, business interruption, automobile and worker’s compensation arrangements, all on terms satisfactory to Buyer; and

(e)

there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement.

Seller may waive any condition specified in this Section 6.02 if it executes a writing so stating at or prior to the Closing.

ARTICLE 7

REMEDIES FOR BREACHES OF THIS AGREEMENT.

Section 7.01

Survival.  All of the representations, warranties and covenants contained in this Agreement, and the Exhibits and Disclosure Schedule attached hereto shall survive the Closing and remain in full force and effect for eighteen (18) months commencing on the Closing Date.

Section 7.02

Indemnification.

(a)

Seller agrees to indemnify, defend and hold harmless Buyer, its Affiliates and, if applicable, their respective directors, managers, officers, shareholders, members, partners, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against any and all Adverse Consequences based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty or covenant of Seller contained in this Agreement, (ii) any Adverse Consequences Buyer shall suffer and (iii) any Adverse Consequences Buyer shall suffer from, or any Third Party Claim, arising out of or in connection with the Acquired Assets prior to the Closing Date.

(b)

Buyer agrees to indemnify, defend and hold harmless Seller, its Affiliates and, if applicable, their respective directors, managers, officers, shareholders, members, partners, employees, attorneys, accountants, agents and representatives and their heirs, successors and assigns from and against any and all Adverse Consequences based upon, arising out of or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty or covenant of Buyer or Parent contained in this Agreement, and (ii) any Adverse Consequences Seller shall suffer from, or any Third Party Claim, arising out of or in connection with the Acquired Assets after the Closing Date.

(c)

The obligations to indemnify and hold harmless pursuant to paragraphs (a) and (b) of this Section 7.02 shall survive the consummation of the transactions contemplated hereby for the period set forth in Section 7.01, except for claims for indemnification asserted prior to the end of such period, which claims shall survive until final resolution thereof.

(d)

Each of Buyer and Seller agree that any legal fees and expenses that result from a meritorious claim made under this Article 8 that is not a Third Party Claim shall be paid by the Indemnifying Party.

Section 7.03

Matters Involving Third Parties.

(a)

If any Party entitled to be indemnified pursuant to Section 7.02 (an “Indemnified Party”) receives notice of the assertion of any claim in respect of Adverse Consequences (a “Third Party Claim”), such Indemnified Party shall give the party who may become obligated to provide indemnification hereunder (the “Indemnifying Party”) written notice describing such claim or fact in reasonable detail (the “Notice of Claim”) promptly (and in any event within ten (10) Business Days after receiving any written notice from a third party).  The failure by the Indemnified Party to timely provide a Notice of Claim to the Indemnifying Party shall not relieve the Indemnifying Party of any liability, except to the extent that the Indemnifying Party is prejudiced by the Indemnified Party’s failure to provide timely notice hereunder.

(b)

In the event any Indemnifying Party notifies the Indemnified Party within ten (10) Business Days after the Indemnified Party has provided a Notice of Claim that the Indemnifying Party is assuming the defense thereof: (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice, subject to the consent of the Indemnified Party; (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest); (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party; and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto.

(c)

In the event the Indemnifying Party does not notify the Indemnified Party within ten (10) Business Days after the Indemnified Party provides the Indemnifying Party with a Notice of Claim that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party shall have the right, subject to the provisions of this Article, to undertake the defense, compromise or settlement of such claim for the account of the Indemnifying Party.  Unless and until the Indemnifying Party assumes the defense of any claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any such action or proceeding.  Each Indemnified Party shall agree in writing prior to any such advance that, in the event it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that it was not entitled to indemnification under this Article 8.

(d)

In the event that the Indemnifying Party undertakes the defense of any claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

ARTICLE 8

MISCELLANEOUS.

Section 8.01

  Press Releases and Public Announcements.  Commencing on the Closing Date, Parent may issue any press release or make any public announcement relating to the subject matter of this Agreement. Seller is precluded at all times from issuing any press release or making any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer.

Section 8.02

  No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties, the Indemnified Parties and their respective successors and permitted assigns.

Section 8.03

  Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

Section 8.04  Termination and Abandonment of this Agreement.  This Agreement may be terminated or abandoned at any time prior to the Closing.

(a)

by mutual written consent of Buyer and Seller; or

(b)

by Buyer or Seller if the closing shall not have occurred on or before sixty (60) days from the date of this Agreement, unless such term has been extended by the mutual written consent of Buyer and Seller, provided, however, that if any party has breached or defaulted with respect to its obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this Section 8.04(b), and the other party to this Agreement may at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder;

(c)

by Buyer in the event that Seller has breached any representation, warranty, covenant or agreement contained in this Agreement, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of five days after notice of breach.

In the event of termination of this Agreement by either or both of the parties pursuant to this Section 8.04, written notices thereof shall be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and of no further force and effect.

Section 8.05

  Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

Section 8.06  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 8.07  Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.08

  Notices.  Any notice or other communications hereunder must be in writing and shall be deemed to have been duly given and received on the day on which it is served by personal delivery upon the party for whom it is intended, on the third Business Day after it is mailed by registered or certified mail, return receipt requested, on the Business Day after it is delivered to a national courier service addressed to the party for whom it is intended, or on the Business Day on which it is sent by telecopier; provided, that the telecopy is promptly confirmed by telephone confirmation thereof, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

To Buyer:

AP Lubes, Inc.

480 Forest Avenue, Suite 1

Locust Valley, New York 11560

Telephone: (702) 583-7790

Attention: Robert Rosinski

With copies to:

Lucosky Brookman, LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Telephone: (732) 395-4400

Attention: Scott E. Linsky, Esq.

To Parent:

Integrated Energy Solutions, Inc.

480 Forest Avenue, Suite 1

Locust Valley, New York 11560

Telephone: (702) 583-7790

Attention: Ernest B. Remo, Chief Executive Officer

With copies to:

Lucosky Brookman, LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Telephone: (732) 395-4400

Attention: Joseph M. Lucosky, Esq.

To Seller:

Orbit Oil

1122 E. 10th Place

Gary,  Indiana 46402

Telephone: (219) 886-2955

Attention: Shabazz Hassan

Section 8.09   Governing Law.

(a)

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)

Any judicial proceeding brought with respect to this Agreement must be brought in the United States District Court for the Southern District of New York or any court of competent jurisdiction in the State of New York located in the city of New York, and, each Party: (i) accepts unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and agrees to be bound by any final, non-appealable judgment rendered thereby in connection with this Agreement; and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said Courts or the State of New York other than for such purpose.

Section 8.10  Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller.  No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 8.11

 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 8.12

  Expenses.  Each of Seller and Buyer will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 8.13

  Construction.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.  The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Personal pronouns, when used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and the singular, shall include the plural, and vice versa.

Section 8.14

  Incorporation of Exhibits and Schedules.  The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 8.15

  No Breach of Fiduciary Duty Required.  Nothing in this Agreement shall require, or be construed to require, Seller to take any action or omit to take any action that would be a breach of its fiduciary duties under any agreement to which it is a party or under Applicable Law or which would otherwise be contrary to applicable law.  Without limiting the generality of the foregoing, nothing herein shall require Seller to exercise its discretion to provide any consent or other authorization on behalf of any other Person for which it acts in a fiduciary capacity if such consent or authorization is within its discretion in such fiduciary capacity.  The Parties shall cooperate in good faith to avoid any such breach of fiduciary duties or applicable laws while preserving the overall economic terms of this Agreement and the benefits intended to be provided to the respective Parties hereunder.

[-Signature Page to Asset Purchase Agreement Follows-]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

AP LUBES, INC.

By:  /s/ Robert Rosinski__________________

Robert Rosinski

President

INTEGRATED ENERGY SOLUTIONS, INC.

By:  /s/ Ernest B. Remo_________________

Ernest B. Remo

Chief Executive Officer

ORBIT OIL, INC.

By:  /s/ Shabazz Hassan_________________

Shabazz Hassan

President